EXHIBIT 10-8

                               SUBLEASE AGREEMENT

         This SUBLEASE AGREEMENT (the "Sublease") made and entered into this first day of December, 2001, by and between CAROLINA FIRST BANK, a South Carolina bank (hereinafter called "Landlord"), and Carolina National Bank and Trust Company, a national bank, (hereinafter called "Tenant"). The "Effective Date" of this Sublease shall be the date the Sublease is signed by both parties, and if both parties do not sign on the same date, the date on which signed by the last party to sign.

         WHEREAS, Landlord, as successor Lessee, is currently a party to that certain lease agreement (the "Prime Lease") dated August 31, 1971, whereby Landlord is leasing from Trenholm Road Shopping Center, Inc. that certain land with improvements located at 4840 Forest Drive, in Forest Acres, South Carolina (the "Prime Lease Property"), a copy of which is attached hereto as Exhibit C and

         WHEREAS,  Landlord  desires  to  sublease  to Tenant  the  Prime  Lease
Property.

         NOW, FOR AND IN CONSIDERATION of the rents and of the mutual covenants and agreements of the parties hereto, as are hereinafter set forth and made a part of this Sublease, Landlord and Tenant do hereby agree as follows:

     1. The Subleased Property. The property hereby leased to the Tenant is the land (the "Land") and the branch bank improvements (the "Improvements") located at 4840 Forest Drive in the Trenholm Plaza Shopping Center, in Forest Acres, South Carolina, as more particularly described in Exhibit "A" attached hereto. The Land and Improvements leased hereunder, together with Landlord's rights, if any, in and to all easements and other appurtenances thereto, hereinafter sometimes collectively referred to as the "Subleased Property", are demised and let to Tenant subject to the herein stated terms and conditions, and subject to Landlord's rights under the Prime Lease. Tenant accepts the Subleased Property from Landlord in "as is" "where is" and "with all faults" condition except as noted herein. Landlord shall deliver the Subleased Property to Tenant is "broom clean" condition and shall provide Tenant no later than the Effective Date with a letter(s) dated within thirty (30) days of the Effective Date stating that (i) the mechanical system has been serviced and is in good working order and (ii) the roof has been inspected and is in a good state of repair.

     2. Use of Subleased Property. Tenant shall be permitted to use the Subleased Property as a branch bank or for such other related business or businesses of the Lessee, its part or subsidiaries, as may be permitted, from time to time, by the governmental regulatory agencies which exercise control over the Lessee, and subject to such other use restrictions, if any, as set forth in the Prime Lease. Tenant agrees not to use the Subleased Property or any part thereof for any disorderly or unlawful purpose and agrees to comply with all governmental laws, ordinances, rules and regulations applicable to its use, possession and operation of the Subleased Property. Tenant agrees not to use the Subleased Property in such a way as to diminish its value, reasonable wear and tear excepted.

     3. Sublease Term. The term of this Sublease shall begin on December 1, 2001 (the "Commencement Date") and end on January 31, 2012.

     4. Base Rent.

          a) Tenant  shall pay to the  Landlord  an annual  base rent (the "Base
     Rent") in the sum of forty-eight thousand Dollars ($48,000), payable in twelve (12) equal monthly installments of $4,000 Dollars ($4,000) for the first sixty (60) months of this Sublease or for the period December 1, 2001 to November 30, 2006 and for the remaining terms of this Sublease the sum of fifty-two thousand eight hundred Dollars ($52,800), payable in twelve
     (12) monthly installments of $4,400 Dollars for the period December 1, 2006 through January 31, 2012, in advance on the first day of each month during the Term; provided, however, that the installment of Base Rent payable for the first full calendar month of the Term (and if the Term commences on a day other than the first day of a calendar month, that portion of Base Rent which is payable for such month) shall be due and payable on the execution of this Sublease.

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          b) Base  Rent and all  Additional  Rent as  provided  for  under  this
     Sublease shall be paid promptly when due, in cash or by check, in lawful money of the United States of America, without notice or demand and without deduction, diminution, abatement, counterclaim or set off of any amount or for any reason whatsoever, payable to Landlord and delivered to its offices at the address as stated in the "Notice" section of this Sublease or to such other person and place as may be designated by notice in writing from Landlord to Tenant from time to time. If Tenant shall present to Landlord more than twice during the Term checks or drafts not honored by the institution upon which they are issued, then Landlord may require that future payments of Rent and other sums thereafter payable be made by certified or cashier's check or wire transfer.

     5. Additional Rent.

          a) It is the purpose and intent of the Landlord and Tenant that the rent payable hereunder shall be absolutely net to the Landlord so that this Sublease shall yield, net to the Landlord, the Base Rent due with respect to each year during the term of this Sublease. For purposes of this Sublease, it is agreed that the Subleased Property comprises one hundred percent (100%) ("Tenant's Pro Rata Share") of the Prime Lease Property.

          b) The Tenant shall be responsible for the payment of Tenant's Pro Rata Share of all property taxes for the Prime Lease Property during the term hereof, including the building and all other improvements thereon. Landlord represents and warrants that there are no other taxes or other assessments affecting the Subleased Property, other than those of a normal and recurring nature on property substantially similar to the Subleased Property, at the time of the execution of this Sublease. All such other taxes or assessments affecting the Subleased Property accruing after the Commencement Date but prior to the termination of this Sublease shall be the responsibility of the Tenant. If the Termination Date or sooner termination of this Sublease shall not coincide with the end of a Real Estate Tax Year, then in computing the amount payable under this Section 5 for the period between the commencement of the applicable Real Estate Tax Year in question and the Termination Date or sooner termination of this Sublease, the amount that would have been due from Tenant for the full year, if Tenant had been a tenant for the entire Real Estate Tax Year, shall be prorated over the portion of the Real Estate Tax Year that Tenant is a tenant in the Subleased Property. Tenant's obligation to pay increased Real Estate Taxes under this Section 5 for the final period of the Sublease (as well as for any earlier period not paid as of the expiration or sooner termination of the Sublease) shall survive the expiration or sooner termination of this Sublease.

          c) Tenant shall pay to appropriate utility companies, when due, all charges for utility services furnished to the Subleased Property during the term of this Sublease, and to the extent utilities are not separately metered for the Subleased Property, Tenant shall pay Tenant's Pro Rata Share for such utilities furnished to the Prime Lease Property (all of the foregoing, together with any and all penalties, fines and/or interest thereon, being hereinafter sometimes collectively referred to as "Impositions").

          d) Landlord shall furnish or cause to be furnished to Tenant, promptly after receipt of same, copies of any notices, statements or invoices with respect to any Impositions.

     6. THIS SECTION 6 WAS INTENTIONALLY DELETED PRIOR TO LEASE EXECUTION.

     7. Maintenance And Repair. Tenant shall, at its risk, cost, and expense, during the term of this Sublease or any extension thereof, be responsible for the maintenance, replacement and repair of the Subleased Property including, but not limited to, (i) all permanent, non-removable improvements or additions made by Tenant, (ii) all structural, interior and exterior replacements and repairs and improvements including, but not limited to paint, redecoration and renovation, (iii) utility systems, including, but not limited to fixtures, equipment, lines and connections associated with the heating, air conditioning, ventilating, electrical, plumbing, and sprinkler systems, (iv) all windows, doors (including operational mechanisms and door mountings), (v) floors, (vi) grass, landscaping, and fences, etc., as same become necessary and are required to maintain the Subleased Property in as good and proper condition, and in good appearance, as at the date of the Commencement Date, subject to normal wear and tear for the uses permitted herein. Tenant shall be required to have the HVAC systems kept under a maintenance service contract, which is reasonably satisfactory to Landlord. Tenant shall keep sidewalks and personnel entranceways free from obstruction of all nature, properly swept, and snow and ice removed therefrom. Tenant agrees that Landlord shall have no obligation under this


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Sublease to make any  repairs or  replacements  (including  the  replacement  of obsolete components) to the Sublease Property or the buildings or improvements thereon, or any alteration, addition, change, substitution or improvement thereof or thereto, whether structural or otherwise. The terms "repair" and "replacement" include the replacement of any portions of the Sublease Property which have outlived their useful life during the term of the Sublease (or any extensions thereof). Landlord and Tenant intend that the rent received by
Landlord   shall  be  free  and  clear  of  any  expense  to  Landlord  for  the construction, care, maintenance (including common area maintenance charges and charges accruing under easements or other agreements relating to the Sublease
Property),  operation,  repair,  replacement,   alteration,   addition,  change,
substitution and improvement of or to the Sublease Property and any building and improvement thereon. Upon the expiration or earlier termination of this Lease, Tenant shall remain responsible for, and shall pay to Landlord, any cost, charge or expense for which Tenant is otherwise responsible for hereunder attributable to any period (prorated on a daily basis) prior to the expiration or earlier termination of this Sublease.

     8. Utilities. Tenant agrees to arrange for and pay all services and charges for any and all utilities used on the Subleased Property, including, but not limited to water and sewer, electricity, gas, waste disposal, telephone and security related services, which may be charged or assessed by a utility or service company or political or utility subdivision. In no event shall Landlord be liable for any interruption or failure in the supply of any utilities or services to the Subleased Property, unless caused by the willful acts or misconduct of the Landlord. To the extent utilities are not separately metered for the Subleased Property, Tenant shall pay Tenant's Pro Rata Share for such utilities furnished to the Subleased Property

     9. THIS SECTION 9 WAS INTENTIONALLY DELETED PRIOR TO LEASE EXECUTION.

     10. Casualty and Insurance.

          (a) If the Sublease Property is damaged or destroyed by fire, flood, tornado or other element, or by any other casualty , this Sublease shall continue in full force and effect and Tenant shall, as promptly as possible, restore, repair or rebuild the Sublease Property to substantially the same condition as it existed before the damage or destruction. Tenant shall for this purpose use all, or such part as may be necessary, of the insurance proceeds received from insurance policies carried on the Premises under the provision of subparagraph 10(b) hereinbelow. If such insurance proceeds are not sufficient to pay such costs, Tenant shall pay such deficit. Notwithstanding the foregoing, in the event there is damage or destruction to the Improvements on the Subleased Property to the extent of fifty percent (50%) or more of the then existing value thereof, the Tenant may, at its option, terminate this Sublease and elect not to repair and rebuild the damaged Improvements; but in any such event, all of the proceeds from the insurance policies required to be obtained pursuant to the provisions of Subparagraph 10(b) herein below shall belong exclusively to the Landlord. If Tenant elects to so terminate this Sublease, written notice must be given to Landlord within thirty (30) days following the damage or destruction to the Improvements.

          (b) Tenant shall procure and maintain at all times during the terms of this Sublease from companies authorized to do business in South Carolina, and reasonably acceptable to Landlord, hazard insurance against all risk of physical loss in an amount not less than the full replacement value of the improvements of the Subleased Property and shall include loss of rent coverage. The Landlord, landlord under the Prime Lease and Tenant, as their interest may appear shall be named as insured. Before Tenant takes possession of the Subleased Property, Tenant shall deliver to Landlord an original insurance policy or a certificate of insurance evidencing coverage as set forth herein. If a certificate is delivered, Tenant agrees to provide to Landlord a true copy of the policy when issued and upon any renewal thereof. Tenant also agrees to provide a paid statement at the time of occupancy reflecting that all premiums have been paid. Each insurance policy required to be carried under this Sublease Agreement by Tenant shall provide at least thirty (30) days written notice to Landlord of any cancellation of insurance for any reason or any material change in the policy and failure to provide such notice will preclude the company from canceling the coverage. The proceeds from any claim made pursuant to any such hazard insurance coverage shall be payable to Landlord; provided, however, if Tenant is required by the terms of this Lease to rebuild or repair the Sublease Property, the insurance proceeds shall be used to pay for the cost of replacing and repairing the damaged improvements. In the event the proceeds from such insurance are insufficient to repair or rebuild, additional funds shall be furnished by the Tenant to the end that the improvements shall be repaired and replaced by Tenant subsequent to any damage and/or destruction thereto. If Tenant fails to comply with the above


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     property insurance requirement, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay the Landlord, as Additional Rent, the premium cost thereof upon demand.

Tenant agrees that it will not do or permit anything to be done on the Subleased Property which may prevent the obtaining of any insurance on the Subleased Property including, but without limitation, fire, extended coverage and public liability insurance.

     11. Liability Insurance. During the full term of this Sublease or any renewal or extension thereof, Tenant shall, at its sole expense, procure and maintain in full force Public Liability Insurance (Comprehensive General
Liability or Commercial General Liability) including Contractual Liability Insurance, with a combined personal injury and property damage limit of not less than One Million Dollars ($1,000,000.00) for each occurrence and not less than Two Million Dollars ($2,000,000.00) in the aggregate, insuring against all liability of Tenant and its representatives arising out of and in connection with Tenant's use or occupancy of the Subleased Property. Said insurance policy shall name the Landlord as an additional insured, and the policy shall provide that it not be canceled for any reason unless and until Landlord is given thirty
(30) days notice in writing by the insurance company of the pending cancellation. Tenant's insurance company shall provide Landlord with a certificate of insurance indicating the terms and conditions of the policy. All insurance required under this Sublease shall be issued by insurance companies licensed to do business in the jurisdiction where the Subleased Property is located. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of at least "Class X" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. Each policy shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Landlord before cancellation or any change in the coverage, scope or amount of any policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord on or before the Commencement Date, and renewal certificates or copies of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration date of any policy.

     12. Tenant's Licenses, Personal Property Taxes and Insurance. Tenant shall be responsible for the payment of its business license fees and costs, and any and all taxes and assessments on its Leasehold improvements and all personal property, which it locates within the Subleased Property, including, but not limited to furniture, fixtures, equipment and merchandise.

Tenant shall carry, at its own expense, insurance to cover all of its leasehold interest in the Subleased Property, and personal property, including, but not limited to, trade fixtures and equipment, and merchandise located on the Subleased Property. All of Tenant's Leasehold interest in the Subleased Property and personal property on the Subleased Property shall be and remain at Tenant's sole risk, and Landlord shall not be liable whatsoever for any damages, loss, or casualty of such personal property or Subleasehold, unless caused by the willful acts or misconduct of the Landlord.

     13. Tenant's Improvements. Tenant shall not be allowed to make any alterations, additions, or improvements ("Tenant's Improvements") to the Subleased Property, without first obtaining the written consent of the Landlord, which consent will not be unreasonably withheld, provided same are consistent with the use of the Subleased Property described herein and provided that same do not diminish the market value of the Subleased Property or conflict with the Prime Lease. In the event any of the Tenant's Improvements are to be installed on the roof of the Improvements, Tenant shall assume full responsibility for all maintenance and repair of the roof which may be attributed to such installation. All Tenant Improvements shall be constructed at Tenant's expense and shall be and remain the property of Tenant, until the termination of this Sublease, at which time the Tenant Improvements shall become the property of Landlord. Provided, however, at the option of the Landlord, Landlord may require Tenant, at the termination of this Sublease, to remove any and all of the Tenant Improvements. Tenant shall be responsible for payment of the cost of repairing any damage arising from such removal. The provisions of this section shall survive the termination of this Sublease. It is understood by both parties that this Section shall not require Tenant to obtain Landlord's permission for Tenant to remove Tenant's fixtures and equipment from the Subleased Property before or after the termination of this Sublease.

     14. Surrender Upon Termination. At the expiration of the term of this Sublease the Tenant shall surrender the Subleased Property in as good condition


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and  repair  as it was as of the  Commencement  Date,  reasonable  wear and tear excepted and shall repair any and all damage caused by the removal of any of Tenant's fixtures, furnishings, equipment and signs.

Tenant agrees that no waste of any kind, solid or liquid, shall remain on the Subleased Property upon termination of the Sublease. Any personal property of Tenant which shall remain on the Subleased Property after the termination of this Sublease may, at the option of the Landlord, be deemed to have been abandoned by Tenant and, may either be retained by Landlord as its property or be disposed of without accountability. The provisions of this section shall survive the termination of this Sublease.

     15. Tenant's Default. Tenant agrees to pay the Base Rent and the Additional Rent at the time, in the amount and in the manner herein described. Any one of the following events shall be deemed a default by Tenant and a breach of this Sublease, namely:

          a) If Tenant fails to pay any installment of Base Rent or to pay any Additional Rent within ten (10) days of the due date; or

          b) If Tenant fails to observe or perform any of the other terms, covenants or conditions of this Sublease other than paying rents when due, and such failure continues after the expiration of thirty (30) days from the date Landlord gives written notice to Tenant calling attention to the existence of such failure, provided however, that if Tenant cannot reasonably correct the default (other than non-payment) within said thirty
     (30) day period, Tenant shall be given a reasonable period of time to correct the default; or

          c) If Tenant is declared bankrupt or insolvent by judicial decree; or

          d) If Tenant takes the benefit of any federal reorganization or composition proceedings; or

          e) If Tenant makes a general assignment for benefit of creditors; or

          f) If Tenant's Leasehold interest in this Sublease is sold under any process of law, or

          g) If a trustee in bankruptcy or a receiver is appointed or elected for the Tenant; or

          h) If Tenant abandons the Subleased Property and fails to pay any installment of Base Rent or to pay any Additional Rent; or

          i) If any materialman's, mechanic's or other lien is filed against the Subleased Property in connection with any improvements, alterations or additions made by Tenant, and Tenant permits the lien or liens to stand against the Subleased Property, not securing the discharge of the Subleased Property from such liens by filing an appropriate bond within thirty (30) days from date of lien filing, pursuant to applicable law. Should Tenant file a bond and elect to contest the lien or liens, no default shall be in effect pending final legal determination of the disputed lien; or

          j) If any act or omission of Tenant would cause a default under the Prime Lease.

     16. Landlord's Right's in Event of Default by Tenant. In the event of any default by Tenant as herein provided, andlord at any time thereafter, shall have the following rights:

          a) The right to terminate this Sublease by giving Tenant written notice of such termination, whereupon, this Sublease shall be regarded as canceled as of the date of Landlord's termination notice and Tenant shall then quit and surrender the Subleased Property to Landlord, however, Tenant shall remain liable to Landlord for all rentals, charges, payments and other obligations which have accrued prior to the time of such termination; and

          b) Upon such termination by Landlord as described herein, Landlord shall have the right to immediately re-enter and take possession of the Subleased Property and to hold said Subleased Property and upon re-entry, may remove all persons and personal property of the Tenant from the Subleased Property; and

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          c) The  right  to  declare  the full  rental  amounts  for the  entire remaining term of this Sublease immediately due and payable; and

          d) The full right to recover from the Tenant all past due rents and any and all damages, including reasonable court costs and attorneys fees, as a result of the default; and

          e) Upon such re-entering and taking of possession of the Subleased Property by Landlord, Landlord shall attempt to re-let said Subleased Property. Landlord's only responsibility shall be to offer the Subleased Property for rent and make the usual and normal best efforts to re-let said Subleased Property. Tenant shall be liable to Landlord for any deficiency between the amount of rental received, if any, and the amount which Tenant is obligated to pay under the terms of this Sublease and for any other reasonable damages, including reasonable court costs and attorneys fees and real estate commissions, incurred by Landlord in its attempt to re-let the Subleased Property. Tenant shall be entitled to a credit against the amounts owed by it hereunder of the net proceeds from such reletting, or in the event Tenant has paid all such amounts, such net proceeds shall be paid over to Tenant.

Landlord may utilize and pursue such other actions and rights as it may have to protect its interests under the terms of this Sublease, the laws of the United States and the State of South Carolina as may be applicable. The mention in this Sublease of any specific right or remedy of Landlord, or the waiver thereof, shall not preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled in law or in equity. No endorsement or statement on any check or accompanying any payment accepted by Landlord shall be without prejudice to Landlord's right to obtain the balance due or pursue any other remedy available to Landlord both in law and in equity.

Tenant shall be liable for all reasonable court costs and attorneys fees and other reasonable expenses incurred by Landlord in enforcing any of the obligations of this Sublease.

Tenant's delinquent payments hereunder shall bear interest at a rate two percent (2%) per annum higher than the average rate announced from time to time by major United States banks in the Wall Street Journal as a prime rate (the "Prime Rate") (but in no event higher than the maximum rate allowed by law) until paid in full, which interest shall be deemed Additional Rent.

     17. Waiver of Trial by Jury. Landlord and Tenant each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Sublease the relationship of landlord and tenant, tenant's use or occupancy of the Subleased Property and any claim or injury or damage, and any statutory remedy.

     18. Right of Entry. The Landlord and its agents may, after giving Tenant prior notice, enter the Subleased Property at any reasonable time for the purpose of inspecting the Subleased Property, performing its obligations under this Sublease, performing any work which the Landlord elects to undertake for the safety, preservation, benefit or welfare of the Subleased Property or its occupants, for performing any work which the Landlord elects to undertake made necessary by reason of the Tenant's default, or to show the Subleased Property to prospective purchasers, tenants and lenders.

Except for negligence on the part of Landlord, Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant by reason of making such inspections, visits, repairs or the performance of any such work, so long as such actions on Landlord's part are not unreasonable.

     19. THIS SECTION 19 INTENTIONALLY DELETED PRIOR TO LEASE EXECUTION

     20.   Condemnation.   If  all  of  the  Subleased   Property  is  taken  by
condemnation, this Sublease shall terminate on the date when the Subleased Property shall be so taken; and the rent shall be apportioned as of that date. If part of the Subleased Property is taken by condemnation and the Subleased

Property is thereby rendered not reasonably suitable for the continued conduct of Tenant's business, taking into consideration the nature, size and scope of such business immediately prior to the taking, then either party may elect by giving written notice to the other, to terminate this Sublease, and in the event of such termination, all charges and rentals shall be apportioned as of the date of taking. If the taking involves a part of the Subleased Property and if neither party elects to terminate this Sublease, then, with respect to the part not taken, the rent shall be reduced by the value that the condemned part bears to the total value of the Subleased Property, in which event the Landlord shall restore the Subleased Property to an architecturally-complete unit. Both Landlord and Tenant shall have the right to assert a separate claim in any condemnation proceedings, as their interests may appear. Landlord shall have the right to assert a claim for, but not be limited to, the loss of the Subleased Property and the rental thereof, Tenant shall have the right to assert a claim for, but not be limited to, the loss of use of the Subleased Property, moving expenses and any personal property erected on the Subleased Property by Tenant. Tenant and Landlord shall each bear their own cost and expense in prosecuting their separate claims. Any award made to either the Tenant or the Landlord shall belong entirely to the Tenant or Landlord, respectively.

     21. Assignment and Subletting. Tenant shall not assign this Sublease. Tenant shall not mortgage or encumber this Sublease. Tenant shall be allowed to sublet the Subleased Property under the same terms and conditions contained in this Sublease provided that the sublet parties cannot include NBSC, First Union National Bank or their related entities or their successors. The interest of the Tenant in this Sublease is not assignable by operation of law, without the written consent of Landlord.

     22. Liability, Indemnity and Hold Harmless. Landlord shall not be liable for any damage to, or loss of, property in the Subleased Property belonging to Tenant, its employees, agents, visitors, licensees or other persons in or about the Subleased Property, or for damage or loss suffered by the business of Tenant, from any cause whatsoever, including, without limiting the generality thereof, such damage or loss resulting from fire, steam, smoke, electricity, gas, water, rain, ice or snow, which may leak or flow from or into any part of the Subleased Property, or from the breakage, leakage, obstruction or other defects of the pipes, wires, appliances, plumbing, air-conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Subleased Property, or from other sources. Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant's agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct, or by any act or neglect of third parties or of Tenant, Tenants agents, employees, invitees or visitors, or of any other tenant of the Subleased Property. Tenant covenants that no claim shall be made against Landlord by Tenant, or by any agent or servant of Tenant, or by others claiming the right to be in the Subleased Property through or under Tenant, for any injury, loss or damage to the Subleased Property or to any person or property occurring upon the Subleased Property from any cause other than the gross negligence of Landlord. In no event shall Landlord be liable to Tenant for any consequential damages sustained by Tenant arising out of the loss or damage to any property of Tenant.

If any of Landlord's insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Subleased Property or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Subleased Property, and if Tenant fails to remedy the condition within forty-eight (48) hours after notice thereof, Landlord may at its option either terminate this Sublease or enter upon the Subleased Property and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Subleased Property from such entry.

All policies covering real or personal property which either party obtains affecting the Subleased Property shall include a clause or endorsement denying the insurer any rights of subrogation or recovery against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant hereby waive any rights of subrogation or recovery against the other for damage or loss to their respective property due to hazards covered or which should be covered by policies of insurance obtained or which should be or have been obtained pursuant to this Sublease, to the extent of the injury or loss covered thereby assuming that any deductible shall be deemed to be insurance coverage.

     23. Definition and Liability of Landlord.

          a) The term "Landlord" as used in this Sublease means only the lessee for the time being under the Prime Lease, so that in the event of a transfer of Landlord's interest in the Prime Lease, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder and it shall be deemed that the transferee has assumed and agreed to observe and perform all obligations of the Landlord hereunder.

          b) Notwithstanding anything to the contrary provided in this Sublease, if Landlord or any successor in interest of Landlord or any parent corporation or principal of Landlord (as, for example, where Landlord is the nominee of another party) shall be an individual, partnership, corporation, trust, tenant in common or mortgagee, there shall be absolutely no personal or corporate liability on the part of such Landlord or any individual, joint venture or member of Landlord or any stockholder, director, officer, employee, partner or trustee of Landlord with respect to the terms, covenants, or conditions of this Sublease and Tenant shall look solely to the interest of Landlord in the Subleased Property for the satisfaction of each and every remedy which Tenant may have for the breach of this Sublease, such exculpation from personal or corporate liability shall be absolute and without any exception whatsoever.

     24. Prime Lease. Tenant acknowledges that it has read and examined the Prime Lease including all Schedules and Amendments as of the date hereof and is fully familiar with the terms, covenants and conditions on the Landlord's part as tenant to be performed thereunder. All the obligations contained in the Prime Lease conferred and imposed upon Landlord (as lessee therein) except as modified and amended by this Sublease, are hereby conferred and imposed upon Tenant. Any rights granted to Landlord (as lessee under the Prime Lease) are not necessarily granted to Tenant, as Tenant shall have only those rights as are specifically set forth in this Sublease. Tenant covenants and agrees to fully and faithfully perform the terms and conditions of the Prime Lease and this Sublease on its part to be performed. Tenant shall not do or cause to be done or suffer or permit any act to be done which would cause the Prime Lease, or the rights of Landlord, as tenant, under the Prime Lease, to be endangered, canceled, terminated, forfeited or surrendered, or which would cause Landlord to be in default thereunder or liable for any damage, claim or penalty. Tenant agrees, as an express inducement for Landlord's executing this Sublease, that if there is any conflict between the provisions of this Sublease and the provisions of the Prime Lease which would permit Tenant to do or cause to be done or suffer or permit any act or thing to be done which is prohibited by the Prime Lease then the provisions of the Prime Lease shall prevail except for the limitations set forth herein in Section 1 and 4. If the Prime Lease terminates or is terminated for any reason whatsoever, then this Sublease shall terminate simultaneously therewith. If Tenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Landlord and Tenant, except such liability theretofore accruing; however, if Tenant is in default, the default provisions hereof shall control as to Tenant's liability. Landlord may not voluntarily or otherwise consent to the termination of the Prime Lease without the consent of Tenant, said consent not to be unreasonably withheld, conditioned or delayed. In the event of a bankruptcy, dissolution, or reorganization which might preclude Landlord from performing under the Prime Lease, Tenant, at its option, shall be entitled to consider this Sublease as an assignment of Landlord's right, title and interest in and to the Prime Lease as of the date and time of such event. Tenant shall have the right to exercise this option by written notice to the Lessor under the Prime Lease and from and after the date of such notice, Tenant shall be deemed to be the Lessor under the Prime Lease.

     B. Landlord shall have no duty to perform any obligations of the "landlord" under the Prime Lease and shall under no circumstances be responsible for or liable to Tenant for any default, failure or delay on the part of the landlord in the performance of any obligations under the Prime Lease, nor shall such default of the landlord affect this Sublease or waive or defer the performance of any of Tenant's obligations hereunder; provided, nevertheless, that in the event of any such default or failure of performance by landlord, Landlord agrees, upon notice from Tenant, to make demand upon landlord to perform its obligations under the Prime Lease.

     25. Environmental Hazards. Landlord represents, as of the Commencement Date
(i) to the best of its knowledge, that the building or other structures on the Subleased Property contain no asbestos nor have asbestos-containing materials and (ii) to the best of its knowledge, no hazardous waste, materials or substances, as defined by applicable federal, state or local law have been heretofore disposed of on the Subleased Property and that no other environmental hazards exist on the Subleased Property.

Tenant agrees that it shall not, nor shall it permit others, in violation of environmental laws and regulations, to use, release, store, or dispose of any Hazardous Materials (as defined by environmental law and regulations) on the Subleased Property nor shall Tenant contaminate the Subleased Property or the environment.

If Tenant or its agents, contractors, or employees, have actual knowledge of any release of any Hazardous Materials on the Subleased Property, or of any inquiry or action by a government agency regarding such materials, Tenant shall immediately notify Landlord. Tenant agrees to abide by all applicable environmental laws and regulations as they apply to Tenant's possession, operation and use of the Subleased Property.

In the event that the Subleased Property or the environment becomes contaminated with Hazardous Materials as a result of Tenant's use, occupation, or possession of the Subleased Property, it shall be Tenant's sole responsibility and cost to remediate and take from the Subleased Property said contamination. Further, Tenant shall indemnify and hold harmless Landlord from all reasonable claims, costs and damages as a result of any environmental problems which are the result of Tenant's use, occupation, or possession of the Subleased Property.

Landlord specifically prohibits Tenant from installing, or allowing others to install, any underground bulk storage tanks on the Subleased Property.

All representations, warranties and indemnification provisions of this Section shall survive the termination of this Sublease.

     26. Notice. A notice which may or shall be given under the terms of this Sublease shall be either delivered by facsimile, by hand or by Federal Express or another similar national, reputable, overnight courier or sent by United States Registered or Certified Mail, postage prepaid; if for Landlord, to the address given below, or if for Tenant, to the Subleased Property. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given when received (if by facsimile), when delivered (if delivered by hand) or one (1) day after sending it via overnight courier or three (3) days after depositing in the mails, return receipt requested (if delivered by mail).

         Notice to Landlord:            Gary Bruce Thomas, Corporate Real Estate
                                        Carolina First Bank
                                        151 Corley Mill Road
                                        Lexington, SC  29072
                                        Facsimile #:  803-996-7719

         Notice to Tenant:              Roger Whaley, President
                                        Carolina National Bank and Trust Company
                                        1220 Blanding Street
                                        Columbia, SC 29201
                                        Facsimile #:  803-461-0176

     27. Severability. If any clause or provision of this Sublease is illegal, invalid or unenforceable, under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Sublease shall not be affected thereby and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added, as a part of this Sublease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable; provided however, that both parties must agree in writing to such substitute language and provisions before such will become binding on either party.

     28. Compliance with Laws, Ordinances and Regulations. Tenant shall, except as herein required by Landlord, and at Tenant's sole expense, promptly comply with and carry out all orders, requirements, or conditions now or hereafter imposed upon Tenant by the ordinances, laws and/or regulations of any Governmental authorities, as may apply to a Tenant of the Subleased Property, insofar as they are occasioned by or required in the conduct of Tenant's business or Tenant's possession and use of the Subleased Property.

     29. Successors and Assigns. The covenants, conditions and agreements contained in this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; but this provision shall in no way alter the restrictions and requirements herein in connection with assignment and subletting by Tenant.

     30. Whole Contract. This Sublease, together with all exhibits which are attached hereto and by reference made a part hereof, constitutes the sole and entire contract between the parties relative to the Subleased Property. No prior written or contemporaneous oral promises or representations shall be binding. No subsequent alteration, amendment, change or addition to this Sublease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

     31. Waiver. Neither acceptance of rent by Landlord nor failure by Landlord to complain of any action, non-action or default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Landlord of Tenant's keys to the Subleased Property shall not constitute an acceptance of surrender of the Subleased Property.

Neither a failure by Tenant to exercise any of its options hereunder, nor failure to enforce its rights or to seek its remedies upon any default, shall effect or constitute a waiver of Tenant's right to exercise such option, to enforce such right, or to seek such remedy with respect to that default or to any prior or subsequent default.

     32. Liens and Encumbrances. Tenant shall not encumber or subject the interest of the Landlord in the Subleased Property to any mechanics', materialmen's or other liens of any nature whatsoever and shall indemnify Landlord against all such liens, charges and encumbrances, including reasonable court costs and attorneys fees incurred in any legal action brought in discharging the Subleased Property from any liens, judgments or encumbrances caused by Tenant.

     33. Subordination. Tenant agrees that this Sublease shall be subordinate and subject to any mortgages now or hereafter placed upon the Subleased Property. Tenant shall, without charge, and from time to time, within fifteen
(15) days after request by Landlord, duly execute, acknowledge and deliver to Landlord, or any other person or firm specified by Landlord, a Sublease Subordination Agreement or Estoppel Agreement as reasonably requested by Landlord. However, any such subordination shall be upon the express condition that this Sublease shall be recognized by the mortgagee, that the rights of the Tenant shall remain in full force and effect during the term of this Sublease, notwithstanding any default by Landlord with respect to said mortgage or any foreclosure thereof as long as Tenant shall perform all of Tenant's covenants and conditions of this Sublease.

     34. Attornment. In the event of assignment of Landlord's interest in the Subleased Property, Tenant shall attorn to such successor of Landlord's interest therein and recognize such successor as Landlord under this Sublease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Such successor shall provide Tenant with an instrument recognizing Tenant's rights under this Sublease, including Tenant's right of quiet enjoyment and non-disturbance.

     35. Tenant Estoppel. The Tenant shall, from time to time, no later than fifteen (15) days following the written request of the Landlord, furnish Landlord a written statement, signed by Tenant concerning the status of any matter pertaining to the Sublease.

     36. Holding Over. In the event Tenant continues in possession after the end of the term, without any written agreement as to such possession, it is agreed that the tenancy thus created shall be month to month and can be terminated by either party giving to the other party not less than thirty (30) days written notice. In so continuing, Tenant agrees to pay a monthly rental equal to two hundred percent (200%) of the last rental payment made under the terms of this Sublease or any renewal or extension thereof, and to keep and fulfill all the other covenants conditions and agreements of this Sublease. There shall be no renewal of this Sublease or exercise of any option by operation of law.

     37. Quiet Possession. It is understood and agreed that subject to the terms of this Sublease, and to all covenants, additions, easements, liens and mortgages of record, that Tenant, paying the rent hereby reserved, and performing and observing the covenants hereof, may peacefully hold and enjoy the said Subleased Property throughout the duration of this Sublease without any interruptions by the Landlord, its successors or assigns.

     38. Landlord Not A Partner. It is expressly understood that Landlord shall not be construed or held to be a partner, joint venturer or associate of Tenant in the conduct of its business; it being expressly understood that the relationship between parties hereto is and shall remain at all times that of Landlord and Tenant.

     39. Commissions. Landlord agrees to pay to Edens & Avant Realty, Inc. ("Agent") a leasing commission equal to the first month's Base Rent and five percent (5%) percent of the Base Rent payable hereunder as such rent is collected. Notwithstanding the foregoing, Landlord may, at it sole discretion, pay a lump sum commission to Agent equal to four percent (4%) of the Base Rent for the terms of this Sublease Agreement. Landlord and Tenant represent and warrant each to the other that they have not dealt with any other brokers in connection with this transaction. Either party guilty of a breach of this representation and warranty shall indemnify the other party for any claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys' fees for commissions resulting from or arising out of such party's actions in violation of this representation and warranty. These warranties shall survive the execution of this Sublease.

     40. Miscellaneous Provisions.

          a) The captions appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, or affect the scope or intent of such Paragraphs or Sections of this Sublease. Any gender used herein shall be deemed to refer to any other gender. The use of singular herein shall be deemed to include the plural and, conversely the plural shall be deemed to include the singular.

          b) Time is of the essence in this agreement.

          c) This agreement shall be construed and interpreted under the laws of the State of South Carolina.

          d) Nothing herein contained shall be deemed to require the Tenant to pay or discharge any liens or mortgages of any character whatsoever which may be placed upon the Subleased Property by the act of the Landlord, or to perform or pay for any of Landlord's obligations herein.

          e) Tenant may, during the term of this Sublease, upon first obtaining any and all necessary permits from governmental authorities and Landlord's written approval, paint or erect and maintain, at its cost and expense, signs of such dimensions and materials as it may reasonably deem appropriate in or about the Subleased Property. Such signs shall be removed by Tenant upon the termination of its occupancy of the Subleased Property and Tenant shall repair any damage caused by such removal, all at Tenant's sole cost and expense.

          f) The parties agree to fully cooperate with each other with respect to securing any necessary approvals, permits or licenses necessary for the construction and operation of the Leased Property as contemplated hereby.

          g) Tenant agrees that at or prior to the Effective Date of this Sublease, it shall have its parent company, Carolina National Corporation, sign a Letter of Guaranty in substantially the form attached hereto as Exhibit "B".

     41. Authorization. Each individual executing this Sublease on behalf of a corporation or partnership represents nd warrants that he has been authorized to do so by such entity.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals:

IN THE PRESENCE OF:                     TENANT:

                                        CAROLINA NATIONAL BANK AND TRUST COMPANY


_____________________________           By:_____________________________________
                                             Its Authorized Officer
_____________________________
                                        Date signed by Tenant: ___________, 2001

                                            LANDLORD:

                                            CAROLINA FIRST BANK


_____________________________            By: ___________________________________
                                              Its Authorized Officer
_____________________________            Date signed by Landlord: ________, 2001

                                   EXHIBIT "A"
                        DESCRIPTION OF SUBLEASED PROPERTY

                                   EXHIBIT "B"
                                    GUARANTY

This Guaranty (the "Guaranty") confirms that Carolina National Corporation, a South Carolina corporation (the "Guarantor") and owner of all the issued and outstanding capital stock of Carolina National Bank and Trust Company (the "Subsidiary"), does hereby guarantee all of the Subsidiary's obligations, as "Tenant", set forth in that certain Sublease Agreement, dated December 1, 2001, by and between Carolina First Bank and the Subsidiary for the purpose of subleasing that certain tract of land with improvements located in Trenholm Plaza, Columbia, South Carolina and more particularly described in Exhibit "A" of the attached lease agreement. Notwithstanding the foregoing, the obligations of Guarantor under this Guaranty shall terminate upon the satisfaction of the following provisions: (i) Tenant shall have received a charter from the Office of the Comptroller of Currency (the "OCC") and (ii) Tenant has been open for business at the Subleased Property for a period of ninety (90) days.

WITNESS the following signature and seal:


                                (Name of Parent Company)


                               By:______________________________(Seal)

                               Its: ______________________________

EXHIBIT "C"
                                   PRIME LEASE